Exhibit 99.1

OPNET Announces Financial Results for Second Quarter of Fiscal 2010

December Dividend Set at $0.09 Per Share

BETHESDA, MD—October 29, 2009—OPNET Technologies, Inc. (NASDAQ: OPNT), a leading provider of solutions for managing networks and applications, today announced that revenue for the second fiscal quarter, ended September 30, 2009, was $30.6 million, compared to $32.4 million for the same quarter in the prior fiscal year. Diluted earnings per share for the second quarter of fiscal 2010 were $0.07, compared to $0.10 for the same quarter in the prior fiscal year. The Company also announced today a quarterly dividend of $0.09 per share, consistent with the Company’s fiscal 2010 annual dividend target of $0.36, payable on December 30, 2009 to shareholders of record as of December 15, 2009.

Marc A. Cohen, OPNET’s Chairman and CEO, stated, “We are very pleased to report strong sequential improvement in both license revenue and profitability. License revenue grew 30.9%, or $2.8 million over last quarter, and operating margin grew from negative 2.3% to positive 7.2% over last quarter. We also ended the quarter with record deferred revenue of $34.9 million. While we have seen a loosening up of budgets and more normal buying patterns compared to the June quarter, concerns about the longer term recovery continue to put pressure on purchase decisions. As expected, Q2 was a strong federal government quarter as a result of fiscal year-end spending.”

Mr. Cohen continued, “Overall we saw a significant improvement in deal closure rates. Application performance management (APM) continues to be a growth area for the Company, and hit a new record in license bookings. Also in Q2, we released ACE Live VMon, a new APM solution that extends real time performance monitoring and troubleshooting into virtualized environments. We believe that our end-to-end APM solutions which cover networks, applications, and systems provide us with a significant competitive advantage that will drive market share growth, and even more so in an environment where businesses are looking to consolidate and reduce costs. Provided the economy continues to improve, we believe that our positioning will generate sustained license revenue growth and profitability.”

The Company’s second quarter fiscal 2010 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement table following the text of the press release. For further information, please refer to the section of the press release titled “Use of Non-GAAP Measures.”

GAAP Financial Highlights for the Second Quarter of Fiscal 2010:

•

Total revenue decreased year-over-year 5.3% to $30.6 million from $32.4 million for the same quarter of fiscal 2009. Total revenue for the quarter increased sequentially 10.5% from $27.7 million for the first quarter of fiscal 2010.

•

License revenue decreased year-over-year by 16.7% to $11.7 million from $14.0 million for the same quarter of fiscal 2009. License revenue for the quarter increased sequentially 30.9% from $8.9 million for the first quarter of fiscal 2010.

•

Deferred revenue increased to a record $34.9 million at quarter end, a 17.7% increase year-over-year from $29.7 million at the end of the same quarter of fiscal 2009 and a 5.1% increase sequentially from $33.2 million at the end of the first quarter of fiscal 2010.

•	Gross margin decreased year-over-year to 74.7% from 75.8% for the same quarter of fiscal 2009. Gross margin increased sequentially from 71.9% in the first quarter of fiscal 2010.

•	Operating margin decreased year-over-year to 7.2% from 9.6% for the same quarter of fiscal 2009. Operating margin increased sequentially from negative 2.3% in the first quarter of fiscal 2010.

•	Earnings per share decreased year-over-year to $0.07 from $0.10 for the same quarter of fiscal 2009. Earnings per share increased sequentially from a loss of $0.02 in the first quarter of fiscal 2010.

Non-GAAP Financial Highlights for the Second Quarter of Fiscal 2010:

•	Non-GAAP gross margin decreased year-over-year to 76.3% from 77.7% for the same quarter of fiscal 2009. Non-GAAP gross margin increased sequentially from 73.6% in the first quarter of fiscal 2010.

•

Non-GAAP operating margin decreased year-over-year to 9.8% from 13.0% for the same quarter of fiscal 2009. Non-GAAP operating margin increased sequentially from 1.0% in the first quarter of fiscal 2010.

•

Non-GAAP earnings per share decreased year-over-year to $0.09 from $0.13 for the same quarter of fiscal 2009. Non-GAAP earnings per share increased sequentially from $0.01 in the first quarter of fiscal 2010.

Third Quarter Fiscal Year 2010 Financial Outlook

OPNET currently expects fiscal 2010 third quarter GAAP revenue to be between $30.5 million and $32.5 million, and GAAP diluted earnings per share to be between $0.03 and $0.09. These estimates represent management’s current expectations about the Company’s future financial performance, based on information available at this time.

OPNET will hold an investor conference call on Thursday, October 29, 2009 at 5:00 pm Eastern Time to review financial results for the second quarter of fiscal 2010.

To listen to the OPNET investor conference call:

•	Call 888-352-6795 in the U.S. or 719-867-0353 for international callers, or

•	Use the webcast at www.opnet.com. Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

To listen to the archived call:

•

Call the replay phone number at 888-203-1112 or 719-457-0820 for international callers. For replay, enter passcode # 5524020. The replay will be available from 7:00 pm Eastern Time October 29th through 11:59 pm Eastern Time November 4th.

•	The webcast will be available at www.opnet.com, archived for seven days.

Use of Non-GAAP Measures

OPNET uses a variety of financial measures that are not in accordance with generally accepted accounting principles, or GAAP, as supplemental measures to GAAP to evaluate its operational performance. These financial measures, which include non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is also included below.

Management uses non-GAAP financial measures (a) to evaluate OPNET’s historical and prospective financial performance as well as its performance relative to its competitors, and (b) to measure operational profitability and the accuracy of forecasting. In addition, many financial analysts who follow OPNET focus on and publish both historical results and future projections based on non-GAAP financial measures. OPNET believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of OPNET’s competitors and may not be directly comparable to similarly titled measures of OPNET’s competitors due to potential differences in the exact method of calculation. OPNET compensates for these limitations by using these non-GAAP financial measures only as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments we use to derive these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Amortization of intangibles and its related tax impact. OPNET incurs amortization of intangibles related to various acquisitions it has made in recent years. This amortization is included in the following line items of its GAAP presentation:

•	cost of revenue — amortization of acquired technology and customer relationships

•	operating expenses — research and development

Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP gross profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of OPNET because these costs are fixed at the time of an acquisition, are then amortized over a period of three to five years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of OPNET during the applicable time period after a given acquisition, and it excludes such expenses when evaluating OPNET’s financial performance.

Stock-based compensation expense and its related tax impact. OPNET incurs expense related to stock-based compensation, which is included in the following line items of its GAAP presentation:

•	cost of revenue — software license updates, technical support and services

•	cost of revenue — professional services

•	operating expenses — research and development

•	operating expenses — sales and marketing

•	operating expenses — general and administrative

Although stock-based compensation is an expense of OPNET and is viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP gross profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of OPNET. Specifically, OPNET excludes stock-based compensation during its quarterly and annual assessments of OPNET’s and management’s performance. In evaluating the performance of senior management, stock-based compensation is excluded from expenditure and profitability results.

Diluted weighted average common shares outstanding. Non-GAAP diluted net (loss) income per common share reflects the elimination of amortization of intangibles, stock-based compensation expense and the related tax impacts, all as discussed above. In addition, in cases in which the non-GAAP net (loss) income changes from negative to positive when compared to the GAAP net (loss) income, or vice versa, the non-GAAP per-share calculation also gives effect to an adjustment to the number of diluted weighted average common stares outstanding reflecting the application of the treasury method and the fact that shares previously considered anti-dilutive would now be considered dilutive, or vice versa.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is a leading provider of solutions for managing networks and applications. For more information about OPNET and its products, visit www.opnet.com.

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OPNET and OPNET Technologies, Inc. are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. (“OPNET”) assumes no obligation to update statements. Forward-looking statements, including statements regarding our ability to grow market share and increase revenue and statements concerning expected revenue and earnings per share for the third quarter of fiscal 2010, are predictions based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. Factors that may cause OPNET’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” in OPNET’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, as filed with the Securities and Exchange Commission on June 5, 2009 and OPNET’s most recently filed Quarterly Report on Form 10Q. The risk factors set forth in the Company’s Form 10-K and most recent Form 10Q under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: The word OPNET is spelled with all upper-case letters.

OPNET Media Contact:	OPNET Investor Relations:
Margarita Castillo	Mel Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(240) 497-3000	(240) 497-3000
Media@opnet.com	ir@opnet.com
www.opnet.com	www.opnet.com

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008
Revenue:
New software licenses	$11,672	$14,011	$20,586	$26,947
Software license updates, technical support, and services	11,653	11,215	22,953	20,956
Professional services	7,303	7,132	14,816	14,549

Total revenue	30,628	32,358	58,355	62,452

Cost of revenue:
New software licenses	1,238	547	2,344	1,176
Software license updates, technical support, and services	1,176	1,152	2,403	2,273
Professional services	4,857	5,554	9,888	11,081
Amortization of acquired technology and customer relationships	481	578	917	1,157

Total cost of revenue	7,752	7,831	15,552	15,687

Gross profit	22,876	24,527	42,803	46,765

Operating expenses:
Research and development	7,681	8,181	15,567	15,704
Sales and marketing	10,038	9,989	20,341	20,924
General and administrative	2,954	3,236	5,316	6,071

Total operating expenses	20,673	21,406	41,224	42,699

Income from operations	2,203	3,121	1,579	4,066
Interest and other (expense) income, net	(56)	370	12	795

Income before provision for income taxes	2,147	3,491	1,591	4,861
Provision for income taxes	614	1,457	416	2,020

Net income	$1,533	$2,034	$1,175	$2,841

Basic net income per common share	$0.07	$0.10	$0.06	$0.14

Diluted net income per common share	$0.07	$0.10	$0.06	$0.14

Basic weighted average common shares outstanding	20,535	20,294	20,507	20,272

Diluted weighted average common shares outstanding	20,733	20,635	20,684	20,530

OPNET TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,
	2009	2008	2009
GAAP gross profit	$22,876	$24,527	$19,927
Stock-based compensation expense included in cost of revenue	27	36	39
Amortization of intangibles included in cost of revenue	481	578	436

Non-GAAP gross profit	$23,384	$25,141	$20,402

GAAP income (loss) from operations	$2,203	$3,121	$(624)
Stock-based compensation expense — total (included in cost of revenue and in operating expenses)	281	410	427
Amortization of intangibles — total (included in cost of revenue and in research and development expenses)	531	662	486

Non-GAAP income from operations	$3,015	$4,193	$289

GAAP net income (loss)	$1,533	$2,034	$(359)
Stock-based compensation expense — total	281	410	427
Amortization of intangibles — total	531	662	486
Provision for income tax (1)	(569)	(368)	(340)

Non-GAAP net income	$1,776	$2,738	$214

Diluted net income (loss) per common share:
GAAP	$0.07	$0.10	$(0.02)

Non-GAAP	$0.09	$0.13	$0.01

Diluted weighted average common shares outstanding
GAAP	20,733	20,635	20,448

Non-GAAP	20,733	20,635	20,606

(1)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 40%

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	September 30, 2009	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$89,492	$90,990
Marketable securities	—	999
Accounts receivable, net	28,238	24,086
Unbilled accounts receivable	5,413	5,476
Inventory	1,513	722
Deferred income taxes, prepaid expenses and other current assets	4,222	4,043

Total current assets	128,878	126,316

Property and equipment, net	13,415	13,984
Intangible assets, net	6,077	6,193
Goodwill	14,639	14,639
Deferred income taxes and other assets	4,054	4,932

Total assets	$167,063	$166,064

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$722	$485
Accrued liabilities	11,192	11,561
Other income taxes	975	849
Deferred rent	437	364
Deferred revenue	31,550	30,223

Total current liabilities	44,876	43,482

Accrued liabilities	68	69
Deferred rent	2,330	2,571
Deferred revenue	3,343	2,910
Other income taxes	597	527

Total liabilities	51,214	49,559

Stockholders’ equity:
Common stock	28	28
Additional paid-in capital	94,732	93,292
Retained earnings	37,018	39,570
Accumulated other comprehensive loss	(560)	(1,171)
Treasury stock, at cost	(15,369)	(15,214)

Total stockholders’ equity	115,849	116,505

Total liabilities and stockholders’ equity	$167,063	$166,064